UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 25, 2007

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2007, Spherix Incorporated (“Spherix”) and its wholly-owned subsidiary, InfoSpherix Incorporated (“InfoSpherix”), entered into a definitive agreement with The Active Network, Inc., a Delaware corporation, with its headquarters in San Diego, California (“Active Network”) for the sale of InfoSpherix to Active Network for a purchase price of $17 million as described below.  At closing, Spherix will receive $15 million in cash, subject to a negative adjustment to the extent InfoSpherix’s tangible net assets at closing are less than $2.7 million.  An additional $2 million will be placed into a fifteen (15) month escrow to provide a source of funds for any indemnification claims.

The transaction is structured as a sale of all of the capital stock of InfoSpherix although for income tax purposes we have agreed to treat this as a sale of assets.  As InfoSpherix constitutes substantially all of our business and assets, closing of the transaction is subject to the approval of our stockholders.

The purchase agreement contains customary representations and warranties, as well as indemnifications for breaches of representations, warranties and covenants.

The members of the Board of Directors of Spherix own in excess of 15% of Spherix’s outstanding common stock and have agreed to vote their shares of Spherix common stock in favor of the sale of InfoSpherix to Active Network.

The closing of the transaction is subject to the satisfaction of customary conditions for a deal of this type, including approval by Spherix’ stockholders and receipt of certain third-party consents.  The closing is not subject to the receipt of third-party financing.

A copy of the purchase agreement will be included with the proxy statement that Spherix will mail to its stockholders in advance of the meeting of stockholders to be called to consider the transaction.  Spherix’s Board of Directors unanimously voted to recommend approval of the transaction by Spherix’s stockholders, and Spherix expects to hold the Annual Meeting of Stockholders before the end of August 2007.

A copy of the press release announcing the transaction is furnished as Exhibit 99.1.

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

On June 25, 2007, Spherix entered into retention agreements pursuant to which it agreed to make cash bonus payments to certain of its key employees to better assure that it finalize the sale of InfoSpherix to Active Network.  The retention agreements require the key employees to remain as employees through the closing, and in some cases for a period of time after the closing.  Spherix agreed to make the following retention bonus payments to its senior officers:

•                  Richard C. Levin, President, CEO and CFO - $150,000 at closing of the sale and up to $100,000 upon release of monies from the indemnification escrow.

•                  Robert Clayton, Director of Finance and Treasurer - $50,000 at closing and $50,000 upon resolution of the tangible net asset adjustment.

•                  Steven M. Wade, VP InfoSpherix Technology - $75,000 following closing of the sale.

•                  Roger Downs, VP Operations - $75,000 following closing of the sale.

Section 9 — Financial Statements and Exhibits

9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1.        Press Release of Spherix Incorporated, dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Richard C. Levin
Richard C. Levin
CEO and President, and CFO

Date:	July 2, 2007